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                                                                    EXHIBIT 21

                          REGISTRANT'S SUBSIDIARIES

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NAME                                STATE OF INCORPORATION    DOING BUSINESS AS
----                                ----------------------    -----------------
A.T. Gas Gathering Systems, Inc.    Oklahoma                  A.T. Gas Gathering Systems, Inc.

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